THIS AGREEMENT made effective the 22nd day of September, 2000.



BETWEEN:

         THEMOTORPAGES.COM, INC. a corporation duly incorporated with its head offices located in Toronto, Ontario, Canada (Hereinafter referred to as "TheMotorpages")

                                     - and -

         ASSET RECOVERY, a corporation duly incorporated pursuant to the laws of the Dominion of Canada (Hereinafter referred to as "ASSET RECOVERY")


                             SALES/SERVICE AGREEMENT
                             -----------------------

WHEREAS:

A. TheMotorpages.com has developed proprietary Internet technologies. The Internet site www.themotorpages.com is a Business to Business Internet automotive portal designed to enhance and promote the sale of "off lease" vehicles between remarketer and an exclusive automotive Dealer Network. The venue is TheMotorpages.com's Virtual Private Dealer Network.

B. ASSET RECOVERY is an auto fleet remarketing company and has developed auto resale marketing programs, post sale services, systems, and technologies.

C. This Agreement contains the provision of computer-mediated information services for ASSET RECOVERY's inventories to feature their inventories on the Internet site www.themotorpages.com for resale through the Virtual Private Dealer Network and On-line Tendering System.

D. This Agreement sets out the terms by which TheMotorpages and ASSET RECOVERY will work co-operatively in the promotion and sale of vehicles supplied by ASSET RECOVERY through the Online Tendering System contained in TheMotorpages.com's Virtual Private Dealer Network.

E. The parties agree to share and complement proprietary information technologies whereby TheMotorpages shall customize its Internet technology and develop the implementation of an Internet Marketing Strategy for the ASSET RECOVERY vehicle inventory.

F. The Parties wish to enter into a strategic alliance whereby they commit to collaborate to providing automotive industry dealerships with information on the availability of ASSET RECOVERY vehicles to facilitate the auto purchase process through the utilization of the On-line Tendering System.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these provisions and the representations and agreements herein contained it is hereby mutually agreed as follows:

1.       Internet Services
         -----------------

         TheMotorpages shall provide to ASSET RECOVERY full access to the Online Tendering System technology as contained in the Virtual Private Dealer Network of the web site www.themotorpages.com. ASSET RECOVERY shall be entitled to up-load its full remarketing automotive inventory with no limitation as to quantity. Each inventory vehicle shall be described by the provision of a digitally generated color image, conditioning report and full vehicle particulars as to model, year, odometer reading, specifications, options, minimum acceptable tender price (reserve bid) and all other relevant information to allow a prospective purchaser to make an informed decision with respect to the tender amount.

2.       Remarketing Services
         --------------------

         TheMotorpages through its strategic alliance partnerships can offer the following remarketing services when and as required, in accordance with its standard rates:

         a.   Transportation (pick-up at site and deliver to remarketing center)
         b.   Cosmetic reconditioning
         c.   On-site Live Bid
         d.   Conditioning Report
         e.   Marshaling
         f.   Title changes
         g.   Transportation to purchaser's desired location
         h.   Collect of Buyer & Seller fees and distribution of these fees


3.       Term
         ----

         The term of this agreement shall be for two years from date set out above and shall be renewed by both parties at any time during this agreement. If either such party wishes to cancel this agreement, the party must give written notice of cancellation within 90 days notice of such date.


4.       Exclusivity
         -----------

         ASSET RECOVERY agrees that during the term of this Agreement it shall not utilize the services of any other Internet automotive service portal for the listing or sale of its automotive inventories, with the exception of its own Internet site.

5.       Dealer Member Network
         ---------------------

         ASSET RECOVERY and TheMotorPages.com will co-promote the availability of ASSET RECOVERY'S vehicle inventories on TheMotorpages.com's portal site. ASSET RECOVERY shall advise their membership to become Dealer Members of TheMotorpages.com to ensure that all ASSET RECOVERY member dealers have access to their vehicles on TheMotorPages.com's weekly Online Tendering process. It is agreed that each ASSET RECOVERY's member dealer shall pay a fee of $730.00 annually as a membership fee to TheMotorpages.com in order to bid on the ASSET RECOVERY vehicle inventories.

6.       Coding of Information
         ---------------------

         ASSET RECOVERY shall be responsible for the accuracy and completeness of the information and photos up-loaded to the Online Tendering System for all vehicles and shall provide all required personnel to complete the task of up-loading such vehicle information and photos. In the event that ASSET RECOVERY requires the services of TheMotorpages to assist with the process of up-loading vehicle information to the Online Tendering System, then ASSET RECOVERY agrees to compensate The Motorpages.com in accordance with its standard rate.

7.       Tendering Process - Notification
         --------------------------------

         ASSET RECOVERY shall notify all of its dealer members, via e-mail or fax 24 hours in advance of each scheduled tender process providing the start and end times for that tender process. TheMotorpages shall notify ASSET RECOVERY via e-mail immediately after the completion of a tender process, providing details of all bids submitted including and identifying the highest tender on the ASSET RECOVERY on-line inventory.

8.       Tendering Process - Timing
         --------------------------

         TheMotorpages shall conduct a tendering process for ASSET RECOVERY auto inventory on every Tuesday and Thursday of each week unless ASSET RECOVERY provides 48 hour notice that any such tender process shall not include ASSET RECOVERY inventory. ASSET RECOVERY shall have the option of conducting additional tenders upon providing 48 hours notification to TheMotorpages.

9.       Fees
         ----

         ASSET RECOVERY shall pay to TheMotorpages a transaction fee of $150 ($75.00 buyers fee/$75.00 sellers fee) for every vehicle that receives a tender price offer equal to or in excess of the minimum acceptable tender price (reserve bid) as set out for any particular vehicle. ASSET RECOVERY shall be responsible to finalize the sale to the successful purchaser, deliver the vehicle to the successful purchaser, and to collect the $75 buyers fee from the successful purchaser.

10.      Annual Member Discount
         ----------------------

         The Motorpages shall pay to ASSET RECOVERY a fee equal to 10% of the $75.00 per vehicle buyers' transaction fee, paid by the identified ASSET RECOVERY member dealers on an annual basis.

11.      Payment of Fees
         ---------------

         ASSET RECOVERY shall submit payment (buyer and sellers fees) for any particular tendering process within fifteen days of closing of tender.

12.      Confidentiality
         ---------------

         It is understood that in the provision of these services TheMotorpages may disclose confidential and proprietary information to ASSET RECOVERY and ASSET RECOVERY may disclose confidential information to TheMotorpages as per the following:

         (a) Confidential Information and Confidential Materials are proffered to each of the parties as such. All Confidential Information and Confidential Materials disclosed by the parties will thus be received and held in confidence by the Recipient.

         (b) TheMotorpages will furnish to ASSET RECOVERY documentary information and tangible items relating to the development of the Online Tendering System to the extent necessary to permit ASSET RECOVERY to determine the applicability of the Online Tendering system to ASSET RECOVERY's operations, ASSET RECOVERY's interest in negotiating this Agreement and ASSET RECOVERY's special Online Tendering system development requirements.

         (c) ASSET RECOVERY will provide TheMotorpages with information relating to its operations individual Online Tendering System requirements. TheMotorpages shall return any such documentary information to ASSET RECOVERY.

         (d) The parties hereto will restrict disclosure of Confidential Information and Confidential Materials to the minimum number of persons required to enable each of them to further appraise its value, including relevant members of their respective staff. However, each person to whom disclosure is made shall, before the disclosure takes place, enter into a confidentiality agreement.

         (e) The parties agree that the confidentiality and use provisions of this Agreement shall not apply to any information which appears in printed publications in integrated form or which otherwise is or becomes generally known in the industry; any information which the Parties can show by written records was in the Parties' possession prior to the disclosure; or any information which comes into the Parties' possession without covenants of secrecy from another party who is under no obligation to maintain the confidentiality of the information.

         (f) The burden of proving these exceptions to the confidentiality and use provisions of this Agreement resides with the recipient of such information.

         (g) The parties shall return all Confidential Materials that it has received from the other Party such as summaries, records, descriptions, modifications, drawings and adaptations that the Parties have made from the Confidential Materials and Information provided by the other.

13.      Severability
         ------------

         The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or section and any such provision of this Agreement that is so broad as to be unenforceable shall be interpreted to be only so broad as is enforceable.

14.      Headings
         --------

         The headings of sections, subsections and paragraphs of this Agreement are inserted for convenience only and shall not control or effect the meaning of construction of any of its provisions.

15.      Expenses, Etc.
         --------------

         Except as otherwise provided for herein, whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay his or its own expenses and the fees and expenses of their respective counsel, accountants and other experts.

16.      Waiver
         ------

         No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein, and the waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

17.      Binding Effect, Benefit
         -----------------------

         This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

18.      Notices
         -------

         All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telex or other telecommunication facility or on receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made as follows:

         if to    THEMOTORPAGES.COM to:
                  54 Murray Rd.
                  Toronto, Ontario
                  M5K 1T2
                  Tel: 416 630 5287

         if to    ASSET RECOVERY to:
                  48 Murray Rd.
                  Toronto, Ontario
                  M5K 1T2
                  Tel: 416 219 1163

19.      Entire Agreement, Amendment
         ---------------------------

         This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

20.      Counterparts
         ------------

         This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

21.      Gender, Singular and Plural
         ---------------------------

         Any reference in this Agreement in the masculine gender shall include the feminine and neuter genders, and vice versa, as appropriate and any reference in this Agreement in the singular shall mean the plural, and vice versa, as appropriate.

22.      Third Parties
         -------------

         Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies on any person other than the parties to this Agreement, nor is anything in this Agreement intended to relive or discharge the obligation or liability of any third party, nor shall any provision give any third party any right of subrogation or action against any party to this Agreement.

23.      Governing Law
         -------------

         This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the Province of Ontario and both parties agree to attorn to the jurisdiction of the Courts of Ontario in the event of any dispute.

24.      Currency
         --------

         All currencies referred to in this Agreement are stated in the lawful currency of Canada,.

25.      Waiver of Breach
         ----------------

         The waiver of any breach of any provision of this Agreement or failure to enforce any provisions hereof shall not operate or be construed as a waiver of any subsequent breach by any party.

26.      Disputes
         --------

         In any litigation or disputes arising out of this Agreement they prevailing party will be entitled to recover all reasonable costs and attorney fees, including costs and fees on appeal.

27.      Rights Cumulative
         -----------------

         The provisions of this Agreement shall not be construed as limiting any rights or remedies that either party may otherwise have under the applicable law.

28.      Independent Counsel
         -------------------

         Each party acknowledges that it has retained independent counsel to review the terms of this Agreement and to advise as to the legal effect this effect will have upon the respective rights and obligations arising hereunder.

29.      Time of Essence
         ---------------

         Time is of the Essence.

30.      Assignment Clause
         -----------------

         This Agreement may not be assigned without the written consent of the TheMotorpages.

31.      Force Majeure
         -------------

         Neither party hereto shall be responsible for the failure or delay in performing any of its obligations due to causes beyond its control and these causes shall include, but shall not be restricted to, fire, storm, flood, earthquake, explosion, accident, acts of a public enemy, war, rebellion, insurrection, sabotage, epidemic, labor disputes, transportation embargoes, or acts of God, rules, regulations, orders or directives of any national government or agency thereof, acts, rules, regulations, orders or directives of any provincial or local government or agency thereof, or the order of any court of competent jurisdiction.

32.      Relationship of Parties
         -----------------------

         The parties to this Agreement are independent contractors, and nothing herein shall be construed as creating or evidencing either a partnership or an agency or any employment relationship between the parties or giving one party the authority to contract for or bind the other.

         TheMotorpages.com reserves the right to disclose this relationship to its shareholders and pre-existing Dealer Members.


              [the remainder of this page left blank intentionally]

         IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement by the hands of their duly authorized officers as of the day and year first above written.

THEMOTORPAGES.COM

Per:                                         Dated:
     -------------------------------                -------------------------
     David C. Highmore
     Vice President Sales Marketing


ASSET RECOVERY

Per: /s/ B. Smith                            Dated:
     -------------------------------                -------------------------
     B. Smith